UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 20, 2012
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2012, Raymond James Financial, Inc. (the “Company”) issued a press release to announce that the Board of Directors appointed John C. Carson, Jr. as President of the Company.  Mr. Carson is also head of the Fixed Income and Public Finance divisions of the firm.  Since March 2008, Mr. Carson, age 55, has been, and will continue as, Chief Executive Officer and Executive Managing Director of Morgan Keegan & Company, Inc. (“Morgan Keegan”), which became a wholly owned subsidiary of the Company on April 2, 2012.  Prior to his appointment as Chief Executive Officer of Morgan Keegan, Mr. Carson was President of Morgan Keegan’s Fixed Income Capital Markets division from 1994 to February 2008.  A copy of the press release issued by the Company announcing Mr. Carson’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Mr. Carson has entered into an employment agreement with the Company pursuant to which he will be employed for a two year term commencing April 2, 2012, and will serve as the Company’s President.  He will be paid a salary of $300,000 per year and receive a bonus at an annual rate of $2.7 million per year, but prorated for fiscal years 2012 and 2014, subject to meeting performance criteria relating to the retention of Morgan Keegan revenue producers in fiscal year 2012.  Performance criteria for subsequent bonuses relating to fiscal years 2013 and 2014 have yet to be determined.  A portion of any bonus in excess of $250,000 shall be paid in restricted stock units (“RSUs”) in accordance with the Stock Bonus Program under the 2012 Stock Incentive Plan.  The agreement also provides for a $3.5 million retention grant of RSUs that shall vest and settle three years from the grant date, subject to meeting performance criteria relating to the retention of Morgan Keegan revenue producers.  If Mr. Carson’s employment is terminated other than for “Cause” or he resigns for “Good Reason” such RSUs will still vest and settle on that third anniversary so long as he is not in breach of the non-competition and non-solicitations provisions of the agreement and signs the customary Company release.  If Mr. Carson should die during the term of his employment under the agreement, his estate shall be paid his salary through the end of the month in which his death occurs and a pro-rata portion of his bonus based upon the number of full months worked.  Any RSUs awarded under this agreement would also vest upon his death.  The foregoing summary is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 25, 2010, the Board of Directors approved amendments to the Company’s Amended and Restated By-laws.  Substantially all of the amendments related to the addition of the office of President.  A copy of the Amended and Restated By-laws (marked to indicate the amendments) is filed as an exhibit to this report.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company announcing Mr. Carson’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by this reference.  The press release also confirms the members of the Company’s Executive Committee, including Mr. Carson.

The information furnished herein, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following are filed as exhibits to this report:

Exhibit No.

3(ii)	Amended and Restated By-Laws of Raymond James Financial, Inc. reflecting amendments adopted by the Board of Directors on April 20, 2012. Filed herewith.

10.1	Employment Agreement, dated January 11, 2012, as amended and restated as of April 20, 2012, by and between Raymond James Financial, Inc. and John C. Carson, Jr. Filed herewith.

99.1 Press release dated April 20, 2012, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: April 25, 2012	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President – Finance,
Chief Financial Officer and Treasurer